Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact:	Bob Hetherington
901.682.1360
bhether@earthlink.net

	Financial Contact:	Randall H. Brown
901.259.2500
rbrown@edrtrust.com
Education Realty Trust Releases First-Quarter 2007 Results
Memphis, Tennessee, May 1, 2007 — Education Realty Trust, Inc. (NYSE: EDR) today announced financial results for the quarter ended March 31, 2007.
Highlights
•	Funds from operations (FFO) totaled $8.2 million or $0.29 per weighted average share/unit in the first quarter of 2007 versus $8.4 million or $0.30 per weighted average share/unit in the first quarter of 2006.

•	Total revenue increased 5.4% to $31.6 million for the quarter ended March 31, 2007 from $30.0 million in the comparable quarter of 2006.

•	On a same-community basis first quarter 2007 over first quarter 2006, revenue grew $0.4 million or 1.8% to $22.9 million; net operating income increased $0.3 million or 2.5% to $13.6 million; both physical and economic occupancies improved approximately 100 basis points to 95.7% and 96.0% respectively; and operating margins improved to 59.2% from 58.8%.

•	The company reduced variable interest rate debt by $7.1 million.

•	EDR refinanced two maturing mortgage loans totaling $29.9 million with interest rates of 6.63%. The new mortgage debt is interest-only at a fixed rate of 5.55% for a term of five years.

•	As of April 30 2007, approximately 80.5% of the beds at communities owned and managed by Education Realty Trust were pre-leased for the 2007-08 academic year, compared to 72.9% on a same-community basis at the same time last year.

•	Construction started on the 849-bed third-party development services project adjacent to the University of Michigan in Ann Arbor.

•	The company was awarded the development services contract on a 1,050-bed on-campus student housing redevelopment program at West Chester University of Pennsylvania, the initial phase of what is to be a $250 million initiative over the next several years.

•	The company entered into a new multi-year management contract for The College Inn, a 440-bed, apartment community on university property at North Carolina State University in Raleigh, N.C.

•	The company entered into new multi-year management contracts with an owner to manage five off-campus communities with 3,516 beds in Michigan (four serving Michigan State University in East Lansing, Michigan and one serving Central Michigan University in Mount Pleasant, Michigan).

•	EDR declared a first-quarter cash dividend of $0.205 per share payable May 8, 2007.

•	Management reaffirms previous full-year 2007 FFO guidance of $0.88 to $0.92 per weighted average share/unit.
“This quarter we delivered per-share FFO in line with expectations. We reduced our variable-rate debt by $7.1 million. Our development services subsidiary won a significant new on-campus student housing development assignment. Our management services subsidiary brought in new business and increased beds under management for third parties by 43%,” said Education Realty Trust, Inc. Chairman, President and Chief Executive Officer Paul O. Bower.
“In addition, our key metrics of occupancy at 95.7%, operating margin in excess of 59% and revenue per available bed of $392 on a same-community basis are better than they were a year ago,” Bower said, “reflecting the strength of our portfolio and our front-line managers.”
First Quarter Operating Results
Total revenue increased $1.6 million to $31.6 million for the quarter ended March 31, 2007, a 5.4% increase from the comparable quarter in 2006. Revenue growth for the quarter came from each business segment with the exception of a $0.4 million decline in student housing food service revenue, resulting from a contract ending on December 31, 2006. Student housing leasing revenue increased $1.0 million or 4.3% to $23.5 million. Third-party development services revenue increased $0.5 million or 87.9% to $1.0 million. Third-party management services revenue increased $0.2 million or 26.2% to $0.9 million. Operating expense reimbursements, which represent the direct pass-through of reimbursable expenses, also increased approximately $0.4 million to $2.2 million as a result of increased third-party management business quarter over quarter.
Operating expenses increased at a rate of 1.4% to $24.4 million for the first quarter of 2007 from $24.1 million in the first quarter of 2006, resulting in an operating income of $7.2 million for the first quarter of 2007 — an increase of 21.6% over the prior year. Student housing leasing operating expenses increased $0.4 million or 3.9% quarter over quarter, mainly the result of an additional property that was acquired in the second half of 2006. General and administrative costs increased $0.5 million, which primarily consisted of increases in salaries and staffing costs. Reimbursable operating expenses increased $0.4 million quarter over quarter as noted above. These increases were offset by a $0.6 million decrease in depreciation and amortization quarter over quarter and student housing food service operating expenses declined $0.3 million as a result of a contract ending December 31, 2006 as noted above.

On a same-community basis, student housing leasing revenue was up $0.4 million or 1.8% over the prior year as a result of improvement in both occupancy and rates. Physical and economic occupancies improved approximately 100 basis points to 95.7% and 96.0% respectively for the first quarter of 2007. Operating expenses on a same-community basis increased $0.1 million or 0.8% quarter over quarter, with lower real estate taxes in the quarter mostly offsetting higher utility costs. As a result, same-community margins improved to 59.2% from 58.8% and net operating income increased 2.5% to $13.6 million.
Total non-operating expenses increased $0.6 million to $7.6 million in the first quarter of 2007 from $6.9 million in the first quarter of 2006. Interest expense, the main component of non-operating expenses, increased $0.5 million or 7.5% as a result of 2006 acquisitions and higher rates on variable interest debt. The increase in interest expense contributed to a net loss of $0.5 million or $0.02 per share for the quarter ended March 31, 2007 versus a net loss of $0.8 million or $0.03 per share for the quarter ended March 31, 2006.
Funds from operations (FFO) totaled $8.2 million in the first quarter of 2007, compared to $8.4 million in the first quarter of 2006. FFO per weighted average share/unit was $0.29 compared to $0.30 in the first quarter of 2006. The lower FFO reflects the impact of higher interest costs and lower interest income between the periods. A reconciliation of FFO to net income and net loss is included in the financial tables accompanying this media release.
Occupancy and Leasing
Same-community physical occupancy increased 110 basis points to 95.7% for the quarter ended March 31, 2007, from 94.6% for the quarter ended March 31, 2006. Same-community economic occupancy increased 90 basis points to 96.0% for the first quarter of 2007 from 95.1% for the first quarter of 2006.
As of April 30, 2007, the company reported pre-leasing activity on a same-community basis at Education Realty Trust owned and managed communities stood at 80.5% for the upcoming 2007-08 academic year, compared to 72.9% at the same time last year.
Leasing is also underway at University Village, a new 600-bed student housing community near the University of North Carolina, Greensboro. The project is jointly owned by EDR and a local third party. The community will be managed by Allen & O’Hara Education Services, Inc. (AOES), the management services subsidiary of EDR.
Development Services Activity
Presently, Allen & O’Hara Development Company has projects with 8,378 beds in development or under construction for third parties. During the quarter site work started on a new $45 million, 849-bed third-party development services project adjacent to the University of Michigan north campus in Ann Arbor, Michigan. Allen & O’Hara Development Company was selected to begin the replacement of student housing at West Chester University of Pennsylvania. The multi-year project is estimated to exceed $250.0 million. The initial phase includes construction of new student housing with approximately 1,050 beds at an estimated cost of $85.2 million with a scheduled opening in August 2009. The start of the previously announced Ridgecrest South project, the second phase of a project on the University of Alabama campus in Tuscaloosa has been delayed. An ambitious opening date of August

2008 could not be achieved, so financial and construction schedule details are being reworked, anticipating an August 2009 opening.
Management Services Activity
During the quarter ended March 31, 2007, AOES added six new multi-year management services agreements with owners of collegiate student housing communities, including one community in North Carolina, serving North Carolina State University, and five communities in Michigan, mainly serving Michigan State University as well as Central Michigan University. These agreements added six communities with 3,956 beds to the AOES managed portfolio, boosting total beds under management for third parties by 43% to 13,149.
Subsequent Events
After the end of the quarter, AOES signed a new management agreement with University Enterprises Inc., an affiliate of California State University at Sacramento, to manage a new 443-bed on-campus community known as the Upper Eastside Lofts. Leasing for the fall of 2007 is already underway, with the community scheduled to open later this summer. On April 6, 2007, EDR refinanced $26.5 million of maturing mortgage debt with an interest rate of 3.49%. The new debt is interest-only at a fixed rate of 5.59% for a term of seven years.
Supplemental Information
The Company has scheduled a conference call for interested parties at 11 a.m. (Eastern Time) on Wednesday, May 2, featuring Education Realty Trust Chairman, President, and Chief Executive Officer Paul Bower and Executive Vice President and Chief Financial Officer Randall H. Brown, who will discuss the Company’s performance.
The conference call will be accessible by telephone, streaming Internet audio and podcast. To access the call, participants from within the United States may dial 800.591.6942 and participants from outside the United States may dial 617.614.4909. The pass code for this call is 54556327. Participants who prefer may access the call via the Internet at www.educationrealty.com.
A taped rebroadcast of the earnings call will be available shortly after its completion on May 2 through May 9, 2007. To access the rebroadcast, the domestic number is 888.286.8010, the international number is 617.801.6888 and the pass code is 42328813. A replay of the call and a version for podcast will also be available through www.educationrealty.com or www.reitcafe.com.
About Education Realty Trust
Education Realty Trust, Inc. (NYSE: EDR) is a self-administered, self-managed real estate investment trust that owns, develops and manages high-quality student housing communities throughout the U. S. Led by a team with more than 190 years of shared industry experience, EDR is one of America’s largest owners and operators of collegiate student housing. Its portfolio includes 41,785 beds at 68 communities in 21 states. For more information please visit the company’s Web site at www.educationrealty.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company’s business that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and EDR undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
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EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except per share data)

	March 31, 2007	December 31, 2006
	(Unaudited)
Assets
Student housing properties, net	$797,216	$804,759
Corporate office furniture, net	751	752
Cash and cash equivalents	7,580	6,427
Restricted cash	8,631	9,154
Student contracts receivable, net	245	227
Receivable from affiliates	400	369
Management fee receivable from third parties	708	669
Goodwill and other intangibles, net	3,605	3,649
Other assets	12,460	9,452

Total assets	$831,596	$835,458

Liabilities and stockholders’ equity
Liabilities:
Mortgage loans, net of premium/discount	$423,721	$423,933
Long term debt	41,500	47,000
Line of credit and other short term debt	20,800	22,400
Accounts payable and accrued expenses	9,271	10,764
Deferred revenue	8,772	9,073

Total liabilities	504,064	513,170

Minority interests	19,160	19,289

Commitments and contingencies	—	—
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized, 27,601,761, and 26,810,552 shares issued and outstanding March 31, 2007 and December 31, 2006, respectively	276	268
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issues and outstanding	—	—
Additional paid-in capital	336,605	330,374
Warrants	—	375
Accumulated deficit	(28,509)	(28,018)

	308,372	302,999

Total liabilities and stockholders’ equity	$831,596	$835,458

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data)
Unaudited

	Three months
	ended March 31,	Three months ended
	2007	March 31, 2006
Revenues:
Student housing leasing revenue	$23,495	$22,534
Student housing food service revenue	580	968
Other leasing revenue	3,434	3,434
Third-party development services	1,043	555
Third-party management services	882	699
Operating expense reimbursements	2,156	1,795

Total revenues	31,590	29,985

Operating expenses:
Student housing leasing operations	9,651	9,289
Student housing food service operations	561	859
General and administrative	3,490	2,980
Depreciation and amortization	8,549	9,153
Reimbursable operating expenses	2,156	1,795

Total operating expenses	24,407	24,076

Operating income	7,183	5,909
Nonoperating income and expenses:
Interest expense	7,387	6,870
Amortization of deferred financing costs	280	274
Interest income	(84)	(209)

Total nonoperating expenses	7,583	6,935

Loss before equity in earnings of unconsolidated entities, income taxes, and minority interest	(400)	(1,026)
Equity in earnings of unconsolidated entities	43	283

Loss before income taxes and minority interest	(357)	(743)
Income tax benefit	(2)	(104)

Net loss before minority interest	(355)	(639)
Minority interest	136	141

Net loss	$(491)	$(780)

Earnings per share information:
Loss per share — basic and diluted	$(0.02)	$(0.03)

Weighted-average common shares outstanding — Basic and diluted	27,173,475	26,268,389

EDUCATION REALTY TRUST, INC. AND SUBSIDIARIES
CALCULATION OF FFO
(Amounts in thousands, except share and per share data)
Unaudited

	Three months ended March 31,
	2007	2006
Net loss	$(491)	$(780)
Real estate related depreciation and amortization	8,467	9,069
Equity portion of real estate depreciation and amortization on equity investees	98
Minority interest expense	136	141

Funds from operations (“FFO”)	8,210	8,430
FFO per weighted average share/unit (1)	$0.29	$0.30

Weighted average shares/units (1)	28,626,969	28,203,007

Notes:

(1)	- Funds from operations (FFO) per weighted average shares/units was computed using the weighted average of all shares and partnership units outstanding, regardless of their dilutive impact.
FFO is an important supplemental measure of operating performance for EDR. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that when compared year over year, reflects the impact to operations from trends in occupancy rate, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.
For a definition of FFO and a statement by management regarding the reasons for and significance of reporting FFO as a measure of performance, see Management’s Discussion and Analysis of Financial Condition and Results of Operations in the EDR annual report on form 10-K for the year ended December 31, 2006.